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                                   EXHIBIT 1.3

                        SELECTED DEALERS AGREEMENT (FORM)



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                             LUMINEX LIGHTING, INC.

                         500,000 Shares of Common Stock

                                       and

                500,000 Redeemable Common Stock Purchase Warrants

                           SELECTED DEALERS AGREEMENT


                             _____________ ___, 1998


Dear Sirs:

           1. We have agreed to use our best efforts to sell an aggregate of 500,000 shares ("Shares") of common stock, no par value per share (the "Common Stock"), and 500,000 redeemable common stock purchase warrants (the "Warrants") of LUMINEX LIGHTING, INC. (the "Company") (said 500,000 shares of Common Stock and 500,000 Warrants being collectively called the "Securities"), on a "best efforts, minimum 250,000 Shares and 250,000 Warrants, maximum 500,000 Shares and 500,000 Warrants" basis as selling agent for the Company.

           2. The Securities are to be offered to the public by the Company through Platinum Equities, Inc. (the "Underwriter") at a price of $5.50 per share of Common Stock and $.10 per Warrant (the "Public Offering Price"), in accordance with the terms of offering thereof set forth in the Prospectus.

           3. We are offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act") who have agreed not to make any sales within the United States, its territories and its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to purchase Units hereunder being herein called "Selected Dealers"). The Selected Dealers have agreed to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also has agreed to comply with the NASD's interpretation with respect to free-riding and withholding, and to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules. The Underwriter may be included among the Selected Dealers.

           4. In accordance with the terms of Section 4(a) of the Underwriting Agreement, you shall be paid a Selected Dealers' concession of $0.25 per share for each share of Common Stock and $0.005 per Warrant for each Warrant the subscription for which was obtained by you. Payment will be made promptly after the closing of the sale of the Securities. In the event that the sale of Securities for which you have solicited a subscription shall not occur, whether by reason of the failure of any condition specified herein or in the Underwriting Agreement, rejection of the subscription by the Company or by us, or otherwise, no commission in respect thereof shall be due. Commissions will be payable only with respect to transactions lawful in the jurisdictions where they occur. All subscriptions solicited by you will be subject to acceptance by us and by the Company and we reserve the right in our sole discretion to reject any such subscription, to accept or reject subscriptions in the order of their receipt by the Company or otherwise, and to allot.

           5. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Securities.

           6. If you desire to act as a Selected Dealer with respect to the Securities, your application should reach us promptly by telephone or telegraph at 80 Pine Street, 32nd Floor, New York, New York 10005, Attention: Syndicate Department, Telephone Number (212) 271-0075. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.



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           7.        a Payment for the Securities is to be made at the aggregate
Public Offering Price by a certified or official bank check in current New York Clearing House funds, payable to the order of "American Stock Transfer & Trust Company, as Escrow Agent for the benefit of subscribers for Luminex Lighting, Inc.," for the full public offering price of the Securities, without any deduction whatsoever. Such check shall be mailed or delivered to the offices of American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, and shall be accompanied by appropriate delivery instructions. All such funds shall be held in such escrow account pending sale of 250,000 shares of Common Stock and 250,000 Warrants to be sold on behalf of the Company. Subscription proceeds for the offering shall be transmitted to persons entitled thereto by 12:00 P.M. of the next business day following receipt, pursuant to SEC staff interpretation of Rule 15(c)2-4 under the 1934 Act. In the event that at least 250,000 of shares of Common Stock and 250,000 Warrants are sold and paid for, we shall pay you the Selected Dealers' concession, as set forth in
Section 4 herein, due to you within a reasonable period of time after each Closing Date. The certificates representing the shares of Common stock and Warrants sold by you will be delivered, in accordance with your subscribers' delivery instructions, at or within a reasonable period of time after the Closing Date.

                     b In the event that less than 250,000 shares of Common Stock and 250,000 Warrants are sold and paid for, it is understood and agreed that you shall not be entitled to any Selected Dealers' concession, payment or commission whatsoever, regardless of the number of shares of Common Stock and Warrants sold by you on behalf of the Company, and the Escrow Agent shall return to you the full amount received from you and you shall promptly return to your respective subscribers who have paid for the Common Stock and Warrants the full payment received from them without deduction.

           8. The Agreement will terminate when we shall have determined that the public offering of the Securities has been completed and upon telegraphic notice to you of such termination, but, if not theretofore terminated, this Agreement will terminate at the close of business on the 120th day after the date hereof; provided, however, that the Company and we shall have the right to extend such provisions for a further 30 day-period, upon notice to you.

           9. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

                     We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the Rules and Regulations thereunder.

           10. The privilege of acting as a Selected Dealer with respect to the Securities is extended to you only to the extent that you, as a Selected Dealer, may lawfully sell the Securities to dealers in your state.

           11. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Securities have been qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein. We will, if requested, file a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York.

           12. No Selected Dealer is authorized to act on the Company's behalf in offering or selling the Securities to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

           13. No Selected Dealer is authorized to act as our agent, or otherwise to act on our behalf, in offering or selling the Securities to the public or otherwise, it being understood that you and each other Selected Dealer are acting on behalf of the Company as an independent contractor and are not an agent of ours or empowered to in any way bind or obligate us.



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           14. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriter, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the shares of Common Stock and Warrants, or the delivery of the certificates for the shares of Common Stock and Warrants or the performance by anyone of any agreement on its part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any other matters relating to this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

           15. Notices to us should be addressed to Platinum Equities, Inc., 80 Pine Street, 32nd Floor, New York, New York 10005 Attention: Syndicate Department. Notice to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

           16. If you desire to purchase any Securities, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.


                                             Very truly yours,

                                             PLATINUM EQUITIES, INC.



                                             By:________________________________
                                                      Authorized Officer



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Platinum Equities, Inc.
80 Pine Street, 32nd Floor
New York, New York 10005


                     We hereby agree to use our best efforts to sell the shares of Common Stock and Warrants of LUMINEX LIGHTING, INC., in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the second paragraph thereof relating to said Securities. We further state that in purchasing said Securities we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories and its possessions or persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, and to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules.



                                             ___________________________________

                                             By:________________________________
                                                       Authorized Officer


                                             Address:___________________________

                                             ___________________________________


Dated:____________________________